UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2009

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 27, 2009, MMC Energy, Inc., a Delaware corporation (“MMC” or the “Company”) announced that it had signed a definitive purchase agreement with affiliates of Wellhead Electric Company, Inc. providing for the sale of substantially all the operating assets of MMC in an all-cash transaction for an aggregate purchase price of $4,865,500 (the “Asset Sale”). The Asset Sale is an important step in a contemplated liquidation of MMC.

Asset Purchase Agreement

On May 21, 2009, MMC entered into a definitive purchase agreement (the “Purchase Agreement”) with Wellhead Electric Equipment, LLC, California Holdings McCall, LLC and Escondido II, LLC, all of which are affiliated entities of Wellhead Electric Company, Inc., providing for the sale of substantially all of MMC’s remaining operating assets (except for MMC’s two GE LM6000 PC Sprint turbines, acquired at a cost of $31 million and currently held for sale) for $4,865,500 in cash.

The purchase price may be adjusted by the amount of any Current Asset Baseline Adjustment (as defined in the Purchase Agreement) and decreased by (A) $231,000 in connection with Wellhead’s optional acquisition of the Callidus SCR Contracts (as defined in the Purchase Agreement) prior to closing and (B) the amount of the EBITDA (which may be a negative number), if any, that accrues for the benefit of Wellhead or MMC under the Asset Management Agreements to the extent specifically provided for therein (as described below under “Transition Asset Management Agreements”).

The Board of Directors of MMC has unanimously approved the proposed transaction set forth in the Purchase Agreement.  The closing of the proposed transaction is subject to certain customary closing conditions, including that the representations and warranties of the parties contained in the Purchase Agreement are true and correct in all material respects as of the time they speak, approval by a majority of the Company’s stockholders, the Federal Energy Regulatory Commission and various additional regulatory approvals. The closing is scheduled to occur upon the earlier of Wellhead’s full assumption of the asset management services as described below under “Transition Asset Management Agreements” or August 31, 2009, assuming all other remaining closing conditions have been satisfied at such time.

MMC has made customary representations, warranties and covenants in the Purchase Agreement including, among others, a covenant to use commercially reasonable efforts to conduct the operations of its operating subsidiaries in the ordinary course during the period between the execution of the Purchase Agreement and the completion of the Asset Sale. The Purchase Agreement contains a “no solicitation” restriction on the Company’s ability to solicit third party proposals and on its ability to provide information and engage in discussions and negotiations with unsolicited third parties.  The no solicitation provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions and negotiations with respect to unsolicited third party acquisition proposals submitted after the date of the Purchase Agreement that the Board of Directors determines in good faith constitutes a “Superior Proposal,” as defined in the Purchase Agreement.

The Purchase Agreement may be terminated under certain circumstances, including by either party if the other party is in material breach of any representation, warranty or covenant contained in the Purchase Agreement or by MMC if its Board of Directors determines in good faith that it has received a Superior Proposal and that it is required to terminate the Purchase Agreement in order to comply with its fiduciary duties, and otherwise complies with certain terms of the Purchase Agreement.  In connection with such termination, the Company may be obligated to pay a termination fee of $550,000 to Wellhead plus the return  of $2,000,000 which has been held in escrow as a deposit pending the closing of the Asset Sale (the “Deposit”).

Further, if this Purchase Agreement is terminated for any reason, MMC may be obligated to reimburse Wellhead for all its reasonable third-party costs expended in connection with the refurbishments and the installation and removal of replacement property (incurred in connection with the provision of the Remediation Services, defined below under “Transition Asset Management Agreements”) up to $500,000. MMC may also be obligated to pay an additional termination fee to Wellhead equal to the “Positive EBITDA Amount” as defined below under “Transition Asset Management Agreements.”

MMC has also agreed to indemnify Wellhead with respect to losses Wellhead suffers related to or resulting from any breach of MMC’s representations, warranties, covenants or agreements. MMC’s aggregate liability for such losses will in no event exceed $2,000,000 (except in the case of  taxes, fraud or willful misconduct). To qualify for indemnification, Wellhead must make a claim within ninety days after the closing date of the Asset Sale.

MMC has filed a copy of the Purchase Agreement as Exhibit 2.1 to this current report on Form 8-K and the summary of the terms of the Purchase Agreement herein is qualified by reference to the Purchase Agreement itself. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about MMC or Wellhead. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations, warranties and covenants may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of MMC, Wellhead or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in MMC’s public disclosures.

Transition Asset Management Agreements

In connection with the Purchase Agreement, MMC executed two Transition Asset Management Agreements on May 21, 2009 (the “Asset Management Agreements”) pursuant to which MMC granted to Wellhead the right to (i) manage the operation of MMC’s Chula Vista and Escondido facilities (the “Projects”) (the “Transition Services”) and (ii) access the Projects to undertake, as Wellhead may elect, the maintenance, improvement or upgrade of the equipment associated with the Projects, at Wellhead’s own expense (the “Remediation Services”). The Chula Vista Asset Management Agreement is by and among MMC, MMC Energy North America, LLC, MMC Chula Vista, LLC, Wellhead Electric Equipment, LLC and California Holdings McCall, LLC. The Escondido Asset Management Agreement is by and among MMC, MMC Energy North America, LLC, MMCEscondido, LLC, Wellhead Electric Equipment, LLC and California Holdings McCall, LLC. Copies of the Escondido Asset Management Agreement and Chula Vista Asset Management Agreement are attached hereto as Exhibits 10.30 and 10.31, respectively. The summary of the terms of the Asset Management Agreements herein is qualified by reference to the Asset Management Agreements themselves.

Pursuant to the Asset Management Agreements, Wellhead will have the right  to undertake all day-to-day operation and management decisions relating to the Projects and their related assets except for certain specified actions such as any action that would constitute a change in control under the Federal Power Act or which affect MMC’s market based rate tariff.

In consideration for Wellhead’s providing the Transition Services, from and after the commencement of the Transition Services, Wellhead shall (i) be reimbursed for Wellhead’s operating expenses or any other operating expenses advanced by Wellhead and (ii) in the event the closing of the Asset Sale occurs, be entitled to a reduction of the purchase price payable at the closing in an amount equal to (1) from and after the commencement of the Transition Services until the giving of the Buyer EBITDA Notice (as defined below), 50% of the EBITDA arising from the Project during such portion of the Transition Services and (2) from and after the giving of a Buyer EBITDA Notice until the end of the Transition Services, 100% of the EBITDA arising from the Project during such portion of the Transition Services, if such aggregate EBITDA over the term of the Transition Services (calculated in accordance with the Asset Management Agreements) allocated to Buyer is a positive number (the “Positive EBITDA Amount”).

In the event  the closing occurs and the aggregate amount of the EBITDA from the Project allocated to Wellhead during the term of the Transition Services (including the specified allocation to Wellhead of such EBITDA before and after the giving of any Buyer EBITDA Notice, if any) is a negative number (the “Negative EBITDA Amount”), then MMC shall be entitled to an increase of the purchase price payable at the closing in an amount equal to the lesser of (1) such Negative EBITDA Amount and (2) the Negative EBITDA Amount based on a calculation where (x) the maximum Negative EBITDA Amount during the portion of the term of the Transition Services when Wellhead shall be entitled to 50% of the EBITDA shall be $250,000 and (y) the maximum Negative EBITDA Amount during the portion of the term of the Transition Services when Wellhead shall be entitled to 100% of the EBITDA, together with any Negative EBITDA Amount allocated under clause (x), shall be $500,000; provided that in no event shall the amount of the adjustment to the purchase price, together with any other amounts payable by Wellhead under the Asset Management Agreement, exceed a total aggregate amount of (i) $250,000, in the event Wellhead does not deliver a Buyer EBITDA Notice and (ii) $500,000, in the event the Wellhead does deliver a Buyer EBITDA Notice.

The “Buyer EBITDA Notice” is a written notice delivered by Wellhead to us which states that, from and after the date of such written notice, Wellhead will have the benefit of 100% of the Positive EBITDA Amount arising after the date of such written notice until the end of the term of the Transition Services.  The EBITDA notices and related EBITDA sharing will be made on an individual plant basis and the limits described above apply per plant and not in the aggregate.  Regardless of closing, MMC shall continue to receive all of the revenues earned, and bear all of the operating expenses for its own account, subject to the sharing as required.

           In the event that (i) the closing of the Asset Sale does not occur, (ii) the Purchase Agreement is terminated and (iii) in connection with such termination Wellhead is entitled to a return of the Deposit under the terms of the Purchase Agreement:

•
if there shall be a Positive EBITDA Amount for the Transition Services so that a decrease to the purchase price would have been in effect if the closing had occurred, then, in addition to the reimbursement of Wellhead’s operating expenses, MMC will pay Wellhead a termination payment in an amount equal to the Positive EBITDA Amount that would have been applied as a decrease to the Purchase Price and, accordingly, as the assets we intend to sell pursuant to the Asset Sale generate all of MMC's revenue, MMC would not have generated any revenue during the term of the Transition Services.

•
if there is a Negative EBITDA Amount for the Transition Services so that an increase to the Purchase Price would have been in effect if the closing had occurred, then Wellhead will pay a termination payment in an amount equal to the Negative EBITDA Amount that would have been applied as an increase to the purchase price; and

•
notwithstanding the foregoing, if there has been an event of loss with respect to a Project such that there shall be proceeds under the Existing Project Insurance constituting all, or substantially all, of the replacement value of the Project (a “Total Loss Event”), then for purposes of calculating any termination payment payable to Wellhead or MMC, (x) 50% of the amount of such insurance proceeds paid under any existing Project insurance with respect to such Total Loss Event shall be payable by MMC to Wellhead as an additional termination payment (a “Total Loss Payment”), and (y) the amount of such insurance proceeds payable under the existing Project insurance and any amounts relating to the cost of repair or replacement cost of a Project shall not be included in the calculation of EBITDA.

In addition, all of the items listed below relating to the purchased assets will be prorated between MMC and Wellhead as of the effective date of the Transition Services and, to the extent such items have not been taken into account in the purchase price adjustments provided for above, a corresponding adjustment shall be made to the purchase price, with MMC being responsible for such items relating to any period prior to the effective date of the Transition Services provided under each relevant Asset Management Agreement and Wellhead responsible for such items relating to periods on and after such effective dates: (i) real and personal property taxes due in respect of the Owned Real Property Interests and the Leased Property Interests (as defined in the Purchase Agreement), (ii) utilities, and (iii) interconnection agreements.

ITEM 8.01 OTHER EVENTS

The Asset Sale is a critical step in the Company’s Plan of Complete Liquidation and Dissolution (the “Plan of Liquidation”), which will be disclosed in further detail in the Company’s proxy statement to be filed with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of stockholder approval of the Asset Sale and the Plan of Liquidation.  Assuming stockholder approval of the Asset Sale and the Plan of Liquidation, liquidating distributions, in an amount to be determined, are expected to begin shortly following the completion of the Asset Sale.  .

MMC also intends to amend its Certificate of Incorporation to eliminate its preferred stock and reduce the number of authorized shares of common stock from 300,000,000 to 15,000,000.  If the Asset Sale and Plan of Liquidation are approved, there will be a significant number of shares of authorized common stock in excess of the Company’s needs. The elimination of the excess common stock will reduce the Company’s tax liabilities during the winding down of its operations.

On May 27, 2009, MMC issued a press release in which it announced that it had entered into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the Asset Sale will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: approval of the Asset Sale and the Plan of Liquidation by MMC’s stockholders; the timing of the stockholders meeting; satisfaction of various other conditions to the closing of the Asset Sale; termination of the Purchase Agreement pursuant to their terms; the timing and amount of cash distributed to stockholders; and the risks that are described from time to time in MMC’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and subsequent Quarterly Reports on Form 10-Q. This current report on Form 8-K speaks only as of its date, and MMC disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with stockholder approval of the Asset Sale and the Plan of Liquidation, MMC intends to file a proxy statement and other materials with the SEC. Stockholders of MMC are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the Asset Sale and the Plan of Liquidation.  Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and MMC’s other filings with the SEC, may also be obtained from MMC by directing a request to Denis Gagnon, our Chief Financial Officer, at MMC Energy, Inc., 27 Broadway, Suite 960, New York, New York 10004.

MMC and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from MMC’s stockholders in favor of the Asset Sale and the Plan of Liquidation. Information regarding MMC’s directors and executive officers is available in Amendment No. 1 to MMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on April 30, 2009.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

2.1  Membership Interests Purchase Agreement, dated May 21, 2009, by and among California Holdings McCall, LLC, Escondido II, LLC, Wellhead Electric Equipment, LLC and MMC Energy, Inc.*

10.30 Transition Asset Management Agreement, dated May 21, 2009, by and among MMC Energy, Inc., MMC Energy North America, LLC, MMC Escondido, LLC, Wellhead Electric Equipment, LLC and California Holdings McCall, LLC.

10.31 Transition Asset Management Agreement, dated May 21, 2009, by and among MMC Energy, Inc., MMC Energy North America, LLC, MMC Chula Vista, LLC, Wellhead Electric Equipment, LLC and California Holdings McCall, LLC.

99.1  Press Release, dated May 27, 2009, issued by MMC Energy, Inc.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MMC ENERGY, INC.

Date: May 27, 2009	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer